Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Vintage Wine Estates, Inc. of our report dated October 13, 2021, relating to the consolidated financial statements of Vintage Wine Estates, Inc. appearing in the Annual Report on Form 10-K of Vintage Wine Estates, Inc. for the year ended June 30, 2021, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Campbell, California

February 2, 2022